Exhibit 99.1

Drone Aviation Holding Corp. Provides Business Update

- Commercialization Activities Driving DoD Customer Backlog Growth -

JACKSONVILLE, FL – November 15, 2016 – Drone Aviation Holding Corp. (OTCQX: DRNE) (“Drone Aviation” the “Company” or “DAC”), a manufacturer of tethered drones and lighter-than-air aerostats, today provided the following Business Update from Chairman and CEO, Jay Nussbaum.

To All of Drone Aviation’s Stakeholders:

Since I became Chairman and CEO of Drone Aviation, the Company has dedicated significant resources to the development and implementation of a strategic plan based on three fundamental ideas: DAC’s proprietary technology will be a significant differentiator in the market; DAC’s products will address demand in the rapidly growing worldwide market for drone technology; and DAC’s organization will be led by a talented and experienced management team. After completing three quarters of the year, I would like to provide you with a business update highlighting some of the results of the efforts to move Drone Aviation from primarily a product development focus towards a commercialization and revenue generation focus.

During 2016, Drone Aviation has made great progress in solidifying its competitive advantages based on its proprietary tethered drone technology as a key differentiator and in building out its aerial product platforms, including the WASP, the WATT and the recently introduced BOLT coaxial tethered helicopter. While still relatively early in our commercialization transition, it is clear that our team’s hard work is beginning to pay off. For example, so far this year, we have received six U.S. Department of Defense (“DoD”) awards, increasing our current order backlog last month for our WATT and WASP tethered products. Earlier this year, we unveiled BOLT at the ADS Warrior Expo East, and we expect to continue to work closely with ADS, our valuable sales and distribution partner, to commercialize all of our products. DAC also intends to continue to work closely with our expanding network of partners to build our pipeline of prospective customers. We are especially proud of our numerous engineering accomplishments following multiple DoD awards to upgrade our WASP product line to further expand its capabilities as a tactical mobile aerostat.

I would like to comment briefly on some other notable developments this year:

●	During the first nine months of 2016, the Company generated $1,073,672 in revenue, an increase of $882,316, or 461%, from $191,356 in revenue reported in the same period in 2015. While we are pleased with this growth, it is important to note that our newest awards from the DoD, including the first sale of our WATT electric tethered drone, as well as the third in a series of WASP tactical aerostat integration awards, will be delivered in future quarters. We believe both of these DoD awards reflect early validation of the benefits and value of the Company’s tethered drone technology and, importantly, will contribute to our growing backlog, which we expect to convert into revenue during the fourth quarter of 2016 and the first half of 2017.

●	We received a patent covering various elements of DAC’s intellectual property, including the tethering system, which is a major boost to our intellectual property portfolio. We intend to continue to collaborate and work closely with the talented engineering teams and faculty at Georgia Tech Research Corporation on exclusively licensed technology, or “brains” of the drone, incorporating state-of-the-art artificial intelligence and vision-based navigation systems that enable drone operations without the need to exclusively rely on GPS signals.

●	Anticipating entire industries and key vertical markets adopting drone technologies, Drone Aviation is working on solutions designed to extend beyond the drone hardware itself. We are engaging with partners ideally suited to add our tethered drones to their emerging Big Data analytics applications. We expect these applications to greatly benefit from our advanced sensor payloads’ ability to capture and relay critical, real-time data and information, something we believe is increasingly valuable to enterprises, civilian agencies such as law enforcement and the military.

●	In August 2016, the FAA’s landmark set of guidelines for commercial drone use entitled Small Unmanned Aircraft Regulations (Part 107) went into effect. At that time, we noted that the new rules were expected to have a positive impact for state entities exploring how to deploy drones to support first responders, as well as commercial entities seeking to expand security for large public venues and commercial facilities. This proved to be correct because interest in our mobile tethered drone technology has increased based on the ability of our tethered products to operate in full compliance with the new commercial drone regulations.

●	Because of my confidence in Drone Aviation, Dr. Phil Frost, the Chairman of our Strategic Advisory Board, and I purchased $3,000,000, in aggregate, in convertible promissory notes in the Company’s private offering that closed in September of this year. These additional funds are already assisting the Company in meeting the growing interest in its tethered products from current and potential military and commercial customers. DAC is investing these resources intending to increase both sales and manufacturing, including building up inventory of critical, long-lead time system components.

I would like to thank you for your continued support and interest in Drone Aviation as we strive to implement our strategic plans and create value for our shareholders, customers and employees. Please look us up on the web at www.droneaviationcorp.com for more information or send an email to info@droneaviationcorp.com if you have any questions.

Sincerely,

Jay H. Nussbaum

Chairman and CEO

About Drone Aviation Holding Corp.

Drone Aviation Holding Corp. (OTCQX: DRNE) develops and manufactures cost-effective, compact and rapidly deployable aerial platforms, including lighter-than-air aerostats and electric-powered drones designed to provide government and commercial customers with enhanced surveillance and communication capabilities. Utilizing a patented tether system, Drone Aviation’s products are designed to provide prolonged operational duration capabilities combined with improved reliability, uniquely fulfilling critical requirements in military, law enforcement, commercial, and industrial applications. For more information about Drone Aviation, please visit www.DroneAviationCorp.com or view our reports and filings with the Securities and Exchange Commission at http://www.sec.gov, including the Risk Factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as information in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

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Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expects,” “may,” “will,” “should,” “plan,” “intend,” “on condition,” “target,” “see,” “potential,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Moreover, forward-looking statements in this release include, but are not limited to, those relating to: expansion of our network of partners to build our customer base and successful engagement with ADS as a sales and distribution partner; continuation of awards from the DoD and conversion of backlog to revenue; the adoption of our drone technology and products by Big Data analytics companies; increasing commercialization of our technology through sales and manufacturing; impact of the FAA’s announced regulations affecting commercial usage of sUAS, growing demand for drones for military and state and local law enforcement authorities, expectations regarding future production and sales. The Company’s financial results and the forward-looking statements could be affected by many factors, including, but not limited to, demand for the Company’s products and services, economic conditions in the U.S. and worldwide, changes in appropriations by Congress and reduced funding for defense procurement and research and development programs, and our ability to recruit and retain management, technical, and sales personnel. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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